SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                September 3, 2002
                Date of Report (Date of earliest event reported)



                               ConAgra Foods, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                            1-7275                    47-0248710
(State or other                  (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


One ConAgra Drive, Omaha, Nebraska                          68102-5001
(Address of principal executive offices)                    (Zip Code)



               Registrant's telephone number, including area code
                                 (402) 595-4000


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Item 5.  Other Events.

         ConAgra Foods, Inc. previously announced an agreement, signed on May 21, 2002, to transfer its fresh beef and pork processing businesses to a new venture, 54% owned by an investor group led by Hick, Muse, Tate & Furst, Inc. and 46% owned by ConAgra Foods. The agreement was filed as an exhibit on the company's Form 8-K dated May 21, 2002. ConAgra Foods recently announced that the transaction is expected to close during September. The parties have executed an amendment dated as of September 3, 2002 to the agreement. A prior amendment dated July 3, 2002 reflected name changes of certain business entities involved in the transaction. Both amendments are attached hereto as an exhibit and incorporated by reference.

Item 7(c).  Exhibits.

2.1 Amendment No. 2, dated as of September 3, 2002 and Amendment No. 1 dated as of July 3, 2002, to Agreement, dated as of May 20, 2002, by and among ConAgra Foods, S&C Holdco, Inc. and HMTF Rawhide, L.P.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONAGRA FOODS, INC.


Date:  September 5, 2002                By:   /s/ James P. O'Donnell
                                            _______________________________
                                            Name: James P. O'Donnell
                                            Title:Executive Vice President,
                                                  Chief Financial Officer and
                                                  Corporate Secretary



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                                  EXHIBIT INDEX


Exhibit              Description                                   Page

2.1 Amendment No. 2, dated as of September 3, 2002 and Amendment No. 1 dated as of July 3, 2002, to Agreement, dated as of May 20, 2002, by and among ConAgra Foods, S&C Holdco, Inc.
     and HMTF Rawhide, L.P..........................................